700 N. St. Mary's, Suite 900  Telephone 210 226 7700
                            San Antonio, TX 78205         Facsimile 210 226 7412

PRICE WATERHOUSE LLP                           [GRAPHIC:  PRICE WATERHOUSE LOGO]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated December 17, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report of Bonnel Growth Fund, MegaTrends Fund, Adrian Day Global Opportunity Fund and Regent Eastern European Fund, comprising the separate funds of U.S.
Global Accolade Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses for the above Funds and under the headings "Independent Accountants" in the Statements of Additional Information for the above funds and "Financial Statements" in the Statement of Additional Information for MegaTrends Fund.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Antonio, Texas
January 27, 1998